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                                                                    Exhibit 10.5
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                                TRUST AGREEMENT
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     This Trust Agreement is made this  1  day of November, 1988, by Norman
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Cloutier of East Greenwich, Rhode Island, Steven Townsend of Brooklyn,
Connecticut, Daniel Atwood of Newport, Rhode Island and Theodore Cloutier of Coventry, Rhode Island (the "Shareholders"), and Steven Townsend of Brooklyn, Connecticut (the "Trustee").

     1.   Declaration of Trust. The Trustee declares that he holds in trust, for
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the benefit of all the Shareholders, a promissory note in the principal amount of $4,080,000.00 payable to the Trustee for the benefit of the Shareholders, a copy of which is attached hereto as Exhibit A (the "Note").

     2.   Income.  The Trustee, after deducting any expenses incurred by him in
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the protection and administration of the Trust, shall pay over monthly to the
Shareholders each one's proportionate share, based on the beneficial interests in Section (3), of the payments made under the Note.

     3.   Beneficial interest.
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          a.   Each Shareholder's beneficial interest in the Trust is as
follows:

               Norman Cloutier     80.9%
                                   -----
               Steven Townsend      9.5%
                                   -----
               Daniel Atwood        4.6%
                                   -----
               Theodore Cloutier    5.0%
                                   -----

          b. The rights of a Shareholder shall be limited to those specifically set forth in the Note and in this instrument. No shareholder shall have the right to ask for partition of the Trust during the continuance of this Trust. No transfer by operation of law of the interest of a Shareholder during the continuance of the Trust shall terminate the Trust, nor entitle the legal representative of a deceased Shareholder to an accounting, or to any action in the courts, or otherwise against the Trust or the Trustee; but the executors, administrators, or assigns of a deceased
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Shareholder shall succeed to the rights and be subject to the liabilities of the decedent.

     4.   Records.  The Trustee shall keep a book of accounts showing the
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receipts and disbursements of the Trust.

     5.   Powers of Trustee.  In the administration of the Trust, the Trustee
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shall have the following powers:

          (a) To manage and control the Trust as it may deem for the best interests of the Shareholders, as fully as though the Trustee were the sole legal and equitable owner of the Trust property; and

          (b) To make agreements modifying, amending, or supplementing the Note, provided that the Shareholders give to the Trustee their unanimous written consent in advance.

     6.   Undertaking by Trustee.  The Trustee undertakes to exercise only
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ordinary care in collecting the payments under the Note and in distributing the proceeds therefrom to the Shareholders.

     7.   Liability of Trustee.  The Trustee shall not be liable for any error
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of judgment or for any loss arising out of any act of commission or omission in the execution of the Trust so long as he acts in good faith. The Trustee shall not be required to give any bond to secure the performance of the Trust and shall not be subject to any obligations to the Shareholders other than those expressly assumed hereunder. Whenever the Trustee is obligated to pay money to the Shareholders hereunder, it is understood that such obligations are undertaken by him in his Trust capacity only and not personally, and that such payments are to be made only out of such funds as the Trustee has in this Trust available therefor.

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     8.   Indemnity.  The Trustee shall be entitled to indemnity from the Trust
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for any personal liability incurred by him in the proper administration of the
Trust. The Trustee may secure advice from legal counsel and shall be protected as to any action taken in good faith and consistent with such advice; the Trustee shall also be protected in acting on any written document signed by the proper party and believed by him to be genuine.

     9.   Default Under the Note.  In the event that the maker of the Note
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defaults in any of the provisions of the Note or the Loan Agreement pertaining thereto, so that in the opinion of the Trustee it may be necessary or advisable to pursue collection, or to foreclose on any security interests, or to make demand for payment under any guaranty of the Note, the Trustee shall give not less than 30 days' notice to the Shareholders by letter mailed to their last addresses as shown on the books on the Trustee, and shall request therein advice within ten days after the expiration of the period of notice above provided as to what actions to take. In the event of the failure of a majority of Shareholders to decide on how to proceed within the period above provided, then the Trustee shall have full authority to act as he may deem advisable for the best interests of the Shareholders.

     10.  Successor Trustee.  In the event that (a) the Trustee, or any
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successor hereafter appointed, shall desire to relinquish the Trust evidenced by this agreement, or (b) the Shareholders other than the Trustee, by their unanimous consent, desire to replace the Trustee and appoint a successor, or (c) the Trustee or his successor dies, then as soon as reasonably practicable thereafter, a majority of shareholders (except in the case of (b) above) shall appoint a Successor Trustee at which time the Trustee shall, upon rendering an accounting for all funds which have previously come into his possession, be discharged from further liability for actions to be taken in the future. In the event of the failure of a majority to express their choice of a Successor
Trustee within 30 days after the Trustee resigns, is replaced, or dies, the Trustee or the executor of his estate shall select any qualified bank or trust company to serve as

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Successor Trustee.  Upon rendering of an accounting for all funds which have previously come into its possession, the Trustee or successor Trustee shall be discharged from further liability.

     In witness whereof the Shareholders and Trustee have signed and sealed this instrument.

TRUSTEE                                     SHAREHOLDERS
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/s/ Steven Townsend                         By:  /s/ Norman Cloutier
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                                                 Norman Cloutier


                                            By:  /s/ Steven Townsend
                                                 ---------------------------
                                                 Steven Townsend


                                            By:  /s/ Daniel Atwood
                                                 ---------------------------
                                                 Daniel Atwood


                                            By:  /s/ Theodore Cloutier
                                                 ---------------------------
                                                 Theodore Cloutier

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